UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2009

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

13050 Science Center Drive, Suite 210 San Diego, California 92121
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On May 5, 2009, NextWave Wireless Inc. (the “Company”), announced governance changes in light of the completion of the initial phase of the Company’s global restructuring initiative and the divestiture or discontinuance of the Company’s wireless semiconductor and network equipment businesses, with its PacketVideo subsidiary remaining as the only operating business. The Company’s Chairman, Chief Executive Officer and President, Allen Salmasi, has determined to focus his efforts on the maximization of the value of the Company’s spectrum assets in his role as Chairman of the Board, and that he would transfer the day to day operating role as Chief Executive Officer and President to Dr. James Brailean, the Chief Executive Officer of the Company’s subsidiary PacketVideo Corporation. The transfer of duties to Dr. Brailean was effective on May 4, 2009. In addition, in connection with the completion of the initial phase of the Company’s restructuring activities and the consolidation of the Company’s corporate functions, on May 4, 2009 Michael Murphy resigned as Interim Chief Operating Officer and George Alex resigned as Chief Financial Officer. Finally, the Company announced the dissolution of the Governance Committee of its Board of Directors, which had been delegated certain duties which have been completed in connection with the restructuring and divestiture initiatives.

(c)        Effective on May 4, 2009, the Board of Directors appointed Dr. James Brailean as Chief Executive Officer, President and Chief Operating Officer of the Company and Francis J. Harding, the Company’s Chief Accounting Officer, as Chief Financial Officer.

Dr. James Brailean, 47, has served as a director of the Company since May 2007 and Chief Executive Officer of the Company's subsidiary PacketVideo Corporation since co-founding PacketVideo in 1998. Under Dr. Brailean’s leadership, PacketVideo has become a leading independent supplier of embedded multimedia solutions for mobile phones and other devices in the world. A scientist who led the development of the MPEG-4 standards for transmission of video and audio over wireless networks, Dr. Brailean holds 16 key U.S. patents that enable advanced multimedia communications. Dr. Brailean received his doctorate in electrical engineering from Northwestern University. He holds a Master’s of Science degree in Electrical Engineering from the University of Southern California and a Bachelor’s of Science degree in Electrical Engineering from the University of Michigan. Dr. Brailean also serves on the Board of Directors of DivX, Inc., a Nasdaq-listed digital media company.

Francis J. Harding, 64, has served as Chief Accounting Officer of the Company since August 2005.  Mr. Harding has served 18 years in senior financial management roles for international wireless carriers and wireless technology development companies.  Prior to joining the Company, Mr. Harding served as Vice President, Network Finance and Vice President, Finance for Leap Wireless International.  He previously served ten years at QUALCOMM, Inc., where he held senior positions, including Vice President, Corporate Controller, Vice President Finance, CDMA and Vice President Finance, International.  Formerly, Mr. Harding served as Executive Vice President and CFO of Monitor Technologies, Inc., in addition to senior financial roles at LORAL Corporation.  Mr. Harding earned a bachelor degree in mathematics from the University of Massachusetts and an MBA from Alliant International University.

The Company’s press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Frank A. Cassou Executive Vice President and Chief Legal Counsel

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 5, 2009.

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